Execution Version

ASSIGNMENT AND ASSUMPTION AGREEMENT

(Pledge and Security Agreement)

This ASSIGNMENT AND ASSUMPTION AGREEMENT (this “Agreement”) is made as of February 2, 2018 (the “Effective Date”), by and between Hunt FS Holdings, LLC, a Delaware limited liability company (the “Assignor”), Hunt FS Holdings  I, LLC, a Delaware limited liability company (the “Assignee”) and MMA Capital Management, LLC,  a Delaware limited liability company (the “Lender”).

RECITALS

A. Assignor and the Lender are party to that certain Pledge and Security Agreement, dated as January 8, 2018 (the “Pledge Agreement”).  All capitalized terms used herein, but not defined herein, shall have the meaning assigned to such terms in the Pledge Agreement.

B. On the Effective Date, the Assignor has transferred and assigned one hundred percent (100%) of the membership interests in Hunt FS Holdings II, LLC, a Delaware limited liability company (the “Company”) to Assignee (the “Transfer”) pursuant to that certain Assignment of Interest in Limited Liability Company and Withdrawal of and Admission of Member, dated as of the Effective Date.

C. As a condition to Lender’s consent to the Transfer, Lender has required that, among other things, the Assignor and Assignee execute this Agreement.

AGREEMENTS

NOW, THEREFORE, in consideration of the premises, the representations and agreements hereinafter contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

1. Assignment.    Effective as of the Effective Date, Assignor hereby assigns to Assignee all of its right, title and interest in, and all of its obligations under, the Pledge Agreement, subject to all of the terms, covenants, conditions and provisions of the Pledge Agreement (the “Assignment”).

2. Assumption.  Effective as of the Effective Date, Assignee hereby accepts the Assignment and assumes and agrees to perform fully all of Assignor’s covenants, promises, agreements, obligations and liabilities under the Pledge Agreement (collectively, the “Assumed Obligations”).

3. Release. Effective as of the Effective Date, the Assignor shall be released from any and all obligations and liabilities accruing under the Pledge Agreement after the Effective Date.
4. Lender Consent. Lender hereby consents to the Assignment and the assumption of the Assumed Obligations by Assignee.

5. Ratification. Assignee hereby confirms that all of the terms and provisions of the Pledge Agreement shall remain in full force and effect and are hereby ratified and confirmed.
6. Authorization to File. The Assignee hereby authorizes the Lender to file a financing statement and/or amendment to a financing statement naming the Assignee as a new debtor.
7. Representations and Warranties.

(a) Assignor represents and warrants to Assignee and the Lender that (i) Assignor is duly organized, validly existing and in good standing under the laws of the State of Delaware, and has the limited liability company power and authority and all governmental licenses, authorizations, consents and approvals, if any, required to carry on its business as now conducted; (ii) Assignor has the requisite limited liability company power and authority to execute and deliver this Agreement and to perform its obligations hereunder; (iii) the execution and delivery of this Agreement by Assignor and the performance by Assignor of its obligations hereunder have been duly and validly authorized and approved, and no other proceedings, consents or authorizations are necessary to authorize the execution, delivery and performance by Assignor of this Agreement and the obligations to be performed by it hereunder; (iv) this Agreement has been duly executed and delivered by Assignor and constitutes a valid and binding obligation of Assignor, enforceable against Assignor in accordance with its terms, subject to applicable bankruptcy, insolvency, moratorium or other similar laws relating to creditors’ rights, (v) Assignor is in compliance with the terms and conditions of the Pledge Agreement and there has not occurred any Event of Default, or any event or circumstance that, with the passage of time or giving of notice or both, would be an Event of Default; and (vi) immediately following the Transfer: (A)  Assignor will own 100% of the equity interests in Assignee and (B)  Assignee will own 100% of the equity interests in the Company.

(b) Assignee represents and warrants to Assignor and Lender that (i) Assignee is duly organized, validly existing and in good standing under the laws of the State of Delaware, and has the limited liability company power and authority and all governmental licenses, authorizations, consents and approvals, if any, required to carry on its business as now conducted; (ii) Assignee has the requisite limited liability company power and authority to execute and deliver this Agreement and to perform its obligations hereunder; (iii) the execution and delivery of this Agreement by Assignee and the performance by Assignee of its obligations hereunder have been duly and validly authorized and approved, and no other proceedings, consents or authorizations are necessary to authorize the execution, delivery and performance by Assignee of this Agreement and the obligations to be performed by it hereunder; (iv) this Agreement has been duly executed and delivered by Assignee and constitutes a valid and binding obligation of Assignee, enforceable against Assignee in accordance with its terms, subject to applicable bankruptcy, insolvency, moratorium or other similar laws relating to creditors’ rights; (v) Assignee hereby confirms that all representations and warranties made by the Pledgor under the Pledge Agreement are true and correct as of the Effective Date immediately following the Assignment and assumption of the Assumed Obligations; and immediately following the Transfer: (A)  Assignor will own 100% of the equity interests in Assignee and (B)  Assignee will own 100% of the equity interests in the Company.

8. Notices.  Any notices or other communications under this Agreement shall be in writing and either shall be delivered as set forth in Section 7.19 of the Pledge Agreement, with Assignee’s address being the same as Assignor’s address.

9. Governing Law.  This Agreement and all related documents and all matters arising out of or relating to this Agreement are governed by, and construed in accordance with, the laws of the State of New York (including Section 5-1401 of the New York General Obligations Law), without giving effect to the conflict of laws provisions thereof to the extent such principles or rules would require or permit the application of the laws of any jurisdiction other than those of the State of New York.

10. Severability.  If any term or provision of this Agreement is determined to be illegal or otherwise invalid, such term or provision shall be given its nearest legal meaning or, if invalid, be construed as deleted from this Agreement, and the remainder of this Agreement shall be construed to be in full force and effect.

11. Counterparts.  This Agreement may be executed in any number of counterparts, all of which shall constitute one and the same agreement, and any party hereto may execute this Agreement by signing and delivering one or more counterparts. Delivery of an executed counterpart of this Agreement electronically or by facsimile shall be effective as delivery of an original executed counterpart of this Agreement.

12. Binding Effect; Assignment.  This Agreement shall be binding upon the parties hereto and their respective successors and permitted assigns.  Neither party hereto shall have the right, directly or indirectly, to assign all or any portion of its rights or obligations under this Agreement to any person or entity, without first obtaining the written consent of the other party to any such assignment. This Agreement may not be changed, altered or modified except by an instrument in writing signed by the party against whom enforcement of such change, alteration or modification is sought.

[Signature Page Follows]

IN WITNESS WHEREOF, Assignor, Assignee and the Lender have executed this Agreement as of the date first set forth above.

ASSIGNOR:

HUNT FS HOLDINGS, LLC

By:
Name:
Title:

ASSIGNEE:

HUNT FS HOLDINGS I, LLC

By: `
Name:
Title:

LENDER:

MMA CAPITAL MANAGEMENT, LLC

By:
Name:
Title:

[Signature Page to Assignment and Assumption Agreement (Pledge and Security Agreement)]